Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Fundamental Global Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 1st day of March 2024.

D. KYLE CERMINARA

/s/ D. Kyle Cerminara

FUNDAMENTAL GLOBAL GP, LLC

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chief Executive Officer

FG FINANCIAL HOLDINGS, LLC

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Manager

/s/ Ryan R. K. Turner
Ryan R. K. Turner
Manager

FG GROUP HOLDINGS INC.

/s/ Mark D. Roberson
Mark D. Roberson
Chief Executive Officer

BALLANTYNE STRONG HOLDINGS, LLC
By Fundamental Global GP, LLC, its manager

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chief Executive Officer

FUNDAMENTAL GLOBAL HOLDINGS LP,
By FGI Holdings GP, LLC, its general partner

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Manager